Exhibit 99.2

              Certification Pursuant to Section 1350 of Chapter 63
                      Of Title 18 of the United States Code

      I, E. JAMES FERLAND, Chairman of the Board and Chief Executive Officer of PSEG Energy Holdings, Inc. ("Company"), certify to the best of my knowledge that
(i) the Current Report of the Company on Form 8-K dated September 27, 2002, which report is being filed solely to reflect the reclassification of certain businesses as discontinued operations as a result of previously disclosed business decisions to sell the businesses of PSEG Energy Technologies, Inc. and PSEG Global, Inc.'s interest in Tanir Bavi, an electric generation facility in India, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented in such report with respect to the discontinuance of such operations.

Dated: September 27, 2002

                               /s/ E. James Ferland
                               -------------------------------------------------
                               E. James Ferland
                               Chairman of the Board and Chief Executive Officer